SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  August 3, 1995

________________________ADVANTA Corp.____________________________
        (Exact name of registrant as specified in its charter)




_______Delaware__________  _____0-14120________  ______23-1462070__
(State or other jurisdic-  (Commission File      (IRS Employer Identi-
 tion of incorporation)     Number)               fication No.)



Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware
               (Address of principal executive offices)

                                 19703
                              (Zip Code)



Registrant's telephone number, including area code:  (302) 791-4400

Form 8-K                 Advanta Corp.


Item 5.        Other Events.

     On August 3, 1995, the Company announced that the Board of
Directors, acting upon the recommendation of Dennis Alter, Chairman and Chief Executive Officer since 1972, had unanimously elected Alex "Pete" Hart as the Company's new Chief Executive Officer. Mr. Alter will remain as Chairman of the Board.

     Messrs. Alter, Hart and Richard Greenawalt, the Company's President and Chief Operating Officer, comprise the Company's Office of the Chairman. As CEO, Mr. Hart will become more involved in the Company's current credit card, mortgage, leasing and insurance businesses while continuing his growth-oriented focus on developmental aspects of these businesses. Mr. Greenawalt will continue his management of day-to-day operations Company-wide. In his role as Chairman, Mr. Alter will continue to be as active and present a part of the Company's leadership as he has been in the past.

Form 8-K                 Advanta Corp.


                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Advanta Corp.


 Date:  August 3, 1995            By: /s/ Gene S. Schneyer
                                  Gene S. Schneyer, Vice President,
                                  Secretary and General Counsel